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                                                                    EXHIBIT 99.1

                                  CERTIFICATION


Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an officer of The Advest Group, Inc. ("Advest"), that, to his or her knowledge, the Annual Report for The Advest Thrift Plan on Form 11-K for the period ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects the net assets available for benefits and changes in net assets available for benefits of the Plan. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this statement has been provided to Advest and will be retained by Advest and furnished to the Securities and Exchange Commission or its staff upon request.


Date: July 14, 2003                   By:/s/ Grant W. Kurtz
                                         ------------------
                                         Grant W. Kurtz
                                         Chief Executive Officer



Date: July 14, 2003                   By:/s/ Donna L. Sawan
                                         ------------------
                                         Donna L. Sawan
                                         Executive Vice President,
                                         Chief Financial Officer and
                                         Principal Accounting Officer